Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Third-Quarter 2022 Financial Results
Third-Quarter GAAP Net Income Attributable to Common Stock of $73 Million, or $0.29 Per Diluted Share

Private Education Loan Originations Increase 13 Percent
from Year-Ago Quarter to $2.4 Billion

Completed $1.0 Billion in Private Education Loan Sales During the Quarter
Resulting in a $75 Million Gain

NEWARK, Del., Oct. 26, 2022 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third-quarter 2022 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, Oct. 27, 2022, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website at https://edge.media-server.com/mmc/p/j6b8sxq8.

Participants may also register for the earnings conference call at: https://register.vevent.com/register/BI609b9ac403244b778dfd03fc64d8b43b. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Brian Cronin, 302-451-0304, brian.cronin@salliemae.com

Sallie Mae Reports Third-Quarter 2022 Financial Results

Third-Quarter GAAP Net Income Attributable to Common Stock of $73 Million,
or $0.29 Per Diluted Share

Private Education Loan Originations Increase 13 Percent from Year-Ago Quarter to $2.4 Billion

Completed $1.0 Billion in Private Education Loan Sales During the Quarter
Resulting in a $75 Million Gain

“Our strong peak season demand, coupled with slowing prepayments, positions our balance sheet well for future success. We successfully completed the sale of a billion dollars of loans in the quarter, achieving our announced goal of selling $3 billion this year at attractive premiums. Credit trends appear to be normalizing and the balance sheet is showing resilience even in these uncertain economic times.”

Jonathan Witter, CEO, Sallie Mae

Third-Quarter 2022 Highlights vs. Third-Quarter 2021 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $75 million, up 3%.
•Net interest income of $370 million, up 3%.
•Net interest margin was 5.27%, up 24 basis points.
•Private education loan originations of $2.4 billion, up 13%.
•Sold $1.0 billion in private education loans; there were no private education loans sales in the year-ago period.
•Average private education loans outstanding, net, of $20.0 billion, down 5%.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $208 million, compared with a provision of $138 million in the year-ago period.
•Private education loans held-for-investment in forbearance were 1.4% of private education loans held-for-investment in repayment and forbearance, down from 2.3%.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.7%, up from 2.4%.
•Total operating expenses of $150 million, up from $141 million.

Progress on our Balance Sheet and Capital Allocation:

•Repurchased 1 million shares of common stock under share repurchase programs in the third quarter of 2022, down from 13 million in the year-ago period.
•Paid third-quarter common stock dividend of $0.11 per share, up from $0.03 per share in the third quarter of 2021.

Investor Contact: Brian Cronin, 302-451-0304 brian.cronin@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the third quarter of 2022.

Provisions for Credit Losses
   Provision for credit losses in the third quarter of 2022 was $208 million, compared with $138 million in the year-ago quarter. During the third quarter of 2022, the provision for credit losses was impacted by new loan commitments, net of expired commitments, which contributed $163 million to the provision, and slower than expected prepayment speeds that contributed $57 million, which were offset by the negative $50 million provision associated with our $1.0 billion private education loan sale completed during the quarter. The remaining changes were driven by changes in the economic outlook and the adjustments to management overlays. In the year-ago quarter, the provision for credit losses was affected by provisions for new loan commitments and an increase in provision related to the company’s implementation of new credit administration practices in 2021.

Progress on Balance Sheet and Capital Allocation
   Disposition of Credit Card Business

   The company plans to exit and sell its credit card business to focus resources on its core business strategies. The company will process completed credit card applications received by Dec. 31, 2022. At Sept. 30, 2022, the company held $29 million of credit card loans held-for-sale.

   Share Repurchases

In the third quarter of 2022, the company repurchased 1 million shares of its common stock at a total cost of $17 million, or an average purchase price of $14.14 per share, under a Rule 10b5-1 trading plan authorized under its share repurchase programs.

From Jan. 1, 2020 through Sept. 30, 2022, the company has repurchased 177 million shares of common stock under its repurchase programs, which represents a 42% reduction in the total number of shares outstanding on Jan. 1, 2020. The company repurchased 31 million shares in the nine months ended Sept. 30, 2022, at an average purchase price of $18.00 per share, which is an 11% decrease in shares outstanding since the beginning of 2022. At Sept. 30, 2022, there was $736 million of capacity remaining under the 2022 Share Repurchase Program, which was announced on Jan. 26, 2022 and expires on Jan. 25, 2024.

Repurchases may occur under the company’s share repurchase programs from time to time and through a variety of methods, including tender offers, open market repurchases, repurchases effected through Rule 10b5-1 trading plans, negotiated block purchases, accelerated share repurchase programs, or other similar transactions. The timing and volume of any repurchases will be subject to market conditions, and there can be no guarantee that the company will repurchase up to the limit of its share repurchase programs or at all.

The following provides guidance on the company’s performance in 2022.

Guidance*
   For 2022, the company expects the following:
•Full-year diluted non-GAAP “Core Earnings” per common share of $2.50 - $2.60.**
•Full-year Private Education Loan originations year-over-year growth of 9% - 11%.
•Full-year total loan portfolio net charge-offs of $325 million - $345 million.
•Full-year non-interest expenses of $555 million - $565 million.

* See page 6 for a cautionary note regarding forward-looking statements.

** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	3Q 2022	2Q 2022	3Q 2021
Income Statement ($ millions)
Total interest income	$520	$463	$448
Total interest expense	150	100	90
Net interest income	370	363	358
Less: provisions for credit losses	208	31	138
Total non-interest income	95	258	14
Total non-interest expenses	152	134	141
Income tax expense	30	114	19
Net income	75	342	73
Preferred stock dividends	2	2	1
Net income attributable to common stock	73	340	72
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	3
Non-GAAP “Core Earnings” net income attributable to common stock(1)	73	340	74

Ending Balances ($ millions)
Private Education Loans held for investment, net	$18,981	$18,511	$20,562
FFELP Loans held for investment, net	641	663	703
Credit Cards held for investment, net	—	27	16
Deposits	$21,277	$19,980	$20,891
Brokered	10,232	9,024	11,582
Retail and other	11,045	10,956	9,309

Key Performance Metrics
Net interest margin	5.27%	5.29%	5.03%
Yield - Total interest-earning assets	7.42%	6.75%	6.30%
Private Education Loans	9.43%	8.69%	8.26%
Credit Cards	4.77%	4.00%	6.95%
Cost of Funds	2.27%	1.55%	1.35%
Return on Assets (“ROA”)(2)	1.0%	4.9%	1.0%
Non-GAAP “Core Earnings” ROA(3)	1.0%	4.9%	1.0%
Return on Common Equity (“ROCE”)(4)	16.7%	71.8%	14.4%
Non-GAAP “Core Earnings” ROCE(5)	16.7%	71.8%	15.0%

Per Common Share
GAAP diluted earnings per common share	$0.29	$1.29	$0.24
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.29	$1.29	$0.24
Average common and common equivalent shares outstanding (millions)	254	264	305

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2022 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 24, 2022) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

Information on COVID-19 Impact on Sallie Mae
The COVID-19 crisis is unprecedented and has had a significant impact on the economic environment globally and in the United States. There is a significant amount of uncertainty as to the length and breadth of the impact to the U.S. economy and, consequently, on the company. Please refer to Item 1A. “Risk Factors — Pandemic Risk” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the SEC on Feb. 24, 2022), for risks associated with COVID-19. Also, see above for a cautionary note regarding forward-looking statements.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2022	2021
Assets
Cash and cash equivalents	$4,846,754	$4,334,603
Investments:
Trading investments at fair value (cost of $46,051 and $29,049, respectively)	52,450	37,465
Available-for-sale investments at fair value (cost of $2,643,540 and $2,535,568, respectively)	2,427,540	2,517,956
Other investments	136,803	140,037
Total investments	2,616,793	2,695,458
Loans held for investment (net of allowance for losses of $1,194,238 and $1,165,335, respectively)	19,622,302	20,341,283
Loans held for sale	28,880	—
Restricted cash	177,917	210,741
Other interest-earning assets	11,025	9,655
Accrued interest receivable	1,223,647	1,205,667
Premises and equipment, net	144,031	150,516
Goodwill and acquired intangible assets, net	120,570	—
Income taxes receivable, net	305,836	239,578
Tax indemnification receivable	8,392	8,047
Other assets	32,941	26,351
Total assets	$29,139,088	$29,221,899

Liabilities
Deposits	$21,276,748	$20,828,124
Long-term borrowings	5,522,311	5,930,990
Other liabilities	357,801	313,074
Total liabilities	27,156,860	27,072,188
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 435.1 million and 432.0 million shares issued, respectively	87,022	86,403
Additional paid-in capital	1,101,761	1,074,384
Accumulated other comprehensive loss (net of tax benefit of ($29,809) and ($5,707), respectively)	(93,477)	(17,897)
Retained earnings	3,270,896	2,817,134
Total SLM Corporation stockholders’ equity before treasury stock	4,617,272	4,211,094
Less: Common stock held in treasury at cost: 184.9 million and 153.1 million shares, respectively	(2,635,044)	(2,061,383)
Total equity	1,982,228	2,149,711
Total liabilities and equity	$29,139,088	$29,221,899

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Interest income:
Loans	$483,327	$442,576	$1,387,411	$1,304,479
Investments	10,260	3,366	24,252	9,262
Cash and cash equivalents	26,324	1,613	36,317	4,662
Total interest income	519,911	447,555	1,447,980	1,318,403
Interest expense:
Deposits	105,468	51,629	215,473	175,483
Interest expense on short-term borrowings	3,054	5,458	8,902	14,360
Interest expense on long-term borrowings	41,879	32,950	116,255	101,144
Total interest expense	150,401	90,037	340,630	290,987
Net interest income	369,510	357,518	1,107,350	1,027,416
Less: provisions for credit losses	207,598	138,442	336,193	(17,648)
Net interest income after provisions for credit losses	161,912	219,076	771,157	1,045,064
Non-interest income:
Gains (losses) on sales of loans, net	74,978	(10)	324,856	402,780
Gains (losses) on derivatives and hedging activities, net	—	44	(5)	161
Other income	20,125	13,879	50,430	76,747
Total non-interest income	95,103	13,913	375,281	479,688
Non-interest expenses:
Operating expenses:
Compensation and benefits	65,003	66,229	202,995	200,426
FDIC assessment fees	4,592	6,521	11,501	17,634
Other operating expenses	80,369	67,899	199,204	175,098
Total operating expenses	149,964	140,649	413,700	393,158
Acquired intangible assets amortization expense	2,328	—	5,478	—
Restructuring expenses	—	108	—	1,255
Total non-interest expenses	152,292	140,757	419,178	394,413
Income before income tax expense	104,723	92,232	727,260	1,130,339
Income tax expense	29,551	19,392	181,203	276,091
Net income	75,172	72,840	546,057	854,248
Preferred stock dividends	2,531	1,166	5,563	3,559
Net income attributable to SLM Corporation common stock	$72,641	$71,674	$540,494	$850,689
Basic earnings per common share	$0.29	$0.24	$2.05	$2.62
Average common shares outstanding	251,266	299,890	263,098	324,148
Diluted earnings per common share	$0.29	$0.24	$2.03	$2.59
Average common and common equivalent shares outstanding	253,716	304,511	266,065	329,064
Declared dividends per common share	$0.11	$0.03	$0.33	$0.09

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2022	2021	2022	2021
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$75,172	$72,840	$546,057	$854,248
Preferred stock dividends	2,531	1,166	5,563	3,559
GAAP net income attributable to SLM Corporation common stock	$72,641	$71,674	$540,494	$850,689

Adjustments:
Net impact of derivative accounting(1)	—	3,571	248	21,383
Net tax expense(2)	—	864	60	5,172
Total Non-GAAP “Core Earnings” adjustments to GAAP	—	2,707	188	16,211
Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$72,641	$74,381	$540,682	$866,900

GAAP diluted earnings per common share	$0.29	$0.24	$2.03	$2.59
Derivative adjustments, net of tax	—	—	—	0.04
Non-GAAP “Core Earnings” diluted earnings per common share	$0.29	$0.24	$2.03	$2.63
(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.

The following table reflects our provisions for credit losses and total portfolio net charge-offs:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2022	2021	2022	2021

Provisions for credit losses	$207,598	$138,442	$336,193	$(17,648)
Total portfolio net charge-offs	(100,157)	(48,920)	(272,209)	(139,582)

We evaluate management’s performance internally using a measure that starts with non-GAAP “Core Earnings” net income as disclosed above for a period, and further adjusting it by increasing it by the impact of GAAP provisions for credit losses, and decreasing it by the total portfolio net charge-offs recorded in that period, net of the tax impact of these adjustments.